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                                 EXHIBIT 23.01


                          CONSENT OF ERNST & YOUNG LLP
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               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "SUMMARY--Selected Historical and Unaudited Pro Forma Combined Financial Data" and "--Accounting Treatment," "THE MERGER--Accounting Treatment" and "EXPERTS" in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-12573) and related prospectus of Quintiles Transnational Corp. for the registration of 1,951,027 shares of its Common Stock and to (i) the incorporation by reference therein of our report dated January 30, 1996, with respect to the consolidated financial statements of Quintiles Transnational Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, (ii) the incorporation by reference therein of our report dated April 11, 1996, with respect to the financial statements of Lewin-VHI, a subsidiary of Value-Health, Inc., incorporated by reference from the Current Report on Form 8-K, dated April 16, 1996, filed by Quintiles Transnational Corp. with the Securities and Exchange Commission and (iii) the inclusion herein of our report dated August 2, 1996, with respect to the consolidated financial statements of BRI International, Inc. for the six-month period ended
May 31, 1996.






                                        ERNST & YOUNG LLP


Raleigh, North Carolina
October 11, 1996